UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 3.03.    Material Modification to Rights of Security Holders.

On June 18, 2012, TCF Financial Corporation, a Delaware corporation (the “Company”), filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of its Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”).

Under the terms of the Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Preferred Stock for the then-current dividend period.

The terms of the Preferred Stock are more fully described in the Certificate of Designations which is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item  5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designations, which became effective upon filing with the Secretary of State of the State of Delaware, amends the Company’s Amended and Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The terms of the Preferred Stock are more fully described in the Certificate of Designations which is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 8.01.  Other Events.

On June 18, 2012, the Company entered into that certain Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company of 6,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Preferred Stock, which were registered pursuant to a registration statement on Form S-3 (SEC File No. 333-181741) which was automatically effective on May 29, 2012 (the “Registration Statement”), at a price to the public of $25.00 per share. In addition, pursuant to the Underwriting Agreement, the Company granted to the Underwriters a 30-day option to purchase up to an additional 900,000 Depositary Shares, which the underwriters exercised in full on June 21, 2012.  TCF expects to close the transaction, subject to customary conditions, on or about June 25, 2012.  Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights).  The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by this reference.

The offering was made pursuant to the prospectus supplement dated June 18, 2012 and the accompanying prospectus dated May 29, 2012, filed with the SEC as part of the Registration Statement.  The following documents are being filed with this report on Form 8-K and shall be incorporated by reference into the Registration Statement: (i) Underwriting Agreement dated June 18, 2012, among the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the underwriters; (ii) Certificate of Designations of the Company with respect to the Preferred Stock dated June 18, 2012 and (iii) form of certificate representing the Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated June 18, 2012, among TCF Financial Corporation and Morgan Stanley & Co. LLC and UBS Securities, as representatives of the underwriters named therein.
3.1	Certificate of Designations of TCF Financial Corporation with respect to Series A Non-Cumulative Perpetual Preferred Stock dated June 18, 2012.
4.1	Form of certificate representing the Series A Non-Cumulative Perpetual Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Managing Director of Corporate Development (Principal Accounting Officer)

Dated:    June 22, 2012